EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report, dated
January 31, 1997, relating to the consolidated financial statements of BCB Financial Services Corporation and its wholly-owned subsidiary, Berks County Bank. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                              BEARD & COMPANY, INC.




Reading, Pennsylvania
September 19, 1997